UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 1, 2014
LIPOSCIENCE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-35792	56-1879288
(Commission File No.)	(IRS Employer Identification No.)

2500 Sumner Boulevard
Raleigh, NC 27616
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (919) 212-1999
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
On May 1, 2014, LipoScience, Inc. (the “Company”) committed to a plan intended to improve operational efficiencies, which includes a reduction in force of 22 employees, or approximately 10% of the workforce, and other cost-cutting measures. The Company anticipates that it will complete the implementation of the plan during the second quarter of 2014. The Company estimates that it will incur total expenses relating to termination benefits of approximately $1,000,000, all of which represent cash expenditures. The Company expects to record the majority of these charges in 2014.
A copy of a press release describing the above-referenced matters is attached hereto as Exhibit 99.1 and the information contained therein, including in the forward-looking statement disclaimer at the end of the press release, is incorporated by reference into this Item 2.05 of this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

In connection with the reduction in force described in Item 2.05 of this Form 8-K, Timothy J. Fischer, Chief Operating Officer of the Company, is separating from the Company effective May 1, 2014.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
99.1	Press Release dated May 5, 2014 entitled “LipoScience Announces Cash Management Actions”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2014

LIPOSCIENCE, INC.

By:	/s/ KATHRYN F. TWIDDY
Kathryn F. Twiddy
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Press Release dated May 5, 2014 entitled “LipoScience Announces Cash Management Actions”

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